UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2003

Date of Report (Date of earliest event reported)

0-17843

Commission File Number

REGAL ONE CORPORATION

(Exact name of registrant as specified in its charter)

Florida                                                                                                          95-4158065

(State or other jurisdiction of                                                         (I.R.S. Employer Identification No.)

 incorporation or organization)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 2.    Acquisition of Disposition of Assets

On February 10, 2004, Regal One Corporation ("RONE" or the "Company") completed its acquisition of O2 Technology, Inc. ("O2"), a California-based development stage company engages in marketing, selling, distributing and developing products for air ionization and environmental remediation of pollutants.  RONE exchanged 1,000,000 shares of its common stock for 100% ownership of O2.  O2 will operate as a wholly owned subsidiary of RONE under the continuing direction of O2's existing directors and officers, who have the right to receive additional common shares of RONE based on attaining certain EBITDA milestones.

O2 will focus on developing revenues by providing remediation of air problems in hotels and gaming casinos, factories, office buildings, commercial aircraft and other applications.  O2 will also concentrate on perfecting previously filed provisional patent applications on certain of its technology, while continuing to develop proprietary products that will improve upon existing systems for cleaning an purifying air in commercial, industrial and residential applications.  The head of O2's technical team is Douglas Burke, Ph.D., an experimental physicist and inventor associated with the University of Southern California.  Dr. Burke has conducted a range of scientific research including work at the University of California at Irvine and Los Alamos National Laboratories, as well has at Hughes Aircraft.

Item 7.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

            10.1 - Share Exchange Agreement between Regal One Corporation and O2Technology, Inc., executed February 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2004

REGAL ONE CORPORATION

/s/ Malcolm Currie

Malcolm Currie,

Chairman

Exhibit 10.1

SHARE EXCHANGE AGREEMENT

    This Share Exchange Agreement (the "Agreement") effective February 4, 2004, is by and between REGAL ONE CORPORATION, a corporation organized under the laws of Florida ("RONE"), having its principal offices at 11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064; O2 TECHNOLOGY, INC., ("O2") a corporation organized under the laws of Wyoming and having its principal offices at 4301 Colony Plaza, Newport Beach, CA 92660, and all of its shareholders identified as Ronald W. Hofer, Allen Richard Smith and Douglas Burke (the "Shareholders"),having their respective addresses asset forth on the signature lines below.

RECITALS:

        A.    The Shareholders own 100% of the equity interest in O2 TECHNOLOGY, INC., ("O2")

        B.    RONE desires to acquire all of the Shareholders’ interests in O2 In exchange for RONE authorized, but unissued common stock as hereinafter provided.

        C.    It is the intention of the parties hereto that RONE shall acquire all of the Shareholders’interests in O2 in exchange solely for the number of voting shares of RONE’s authorized but unissued shares of common stock, no par value ("Common Stock" or "Common Shares"), set forth below (the "Exchange") such that O2 will become a wholly-owned subsidiary of RONE.

        D.    The board of directors of RONE deems it to be in the best interest of RONE to acquire all of the issued and outstanding equity interests in O2.

        E.    The Shareholders deem it to be in their best interest to exchange all of their interests in O2 constituting 100% of O2 for shares of RONE, as hereinafter provided.

        NOW, THEREFORE,

in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

        1.1    Exchange of Shares. RONE and the Shareholders hereby agree that Shareholders shall, on the Closing Date (as designated by the Board of Directors of RONE), transfer and deliver shares representing 100% of the equity interest in O2 (the "O2 Shares") to RONE and RONE shall simultaneously deliver 500,000 shares of Common Stock to the Shareholders.  An additional 500,000 shares of Common Stock of RONE shall be placed in escrow (the "Escrow Common") and shall be distributed to the Shareholders upon the achievement of certain goals and in accordance with the terms of the Agreement in Schedule 1.1. The initial 1,000,000 shares of Common Stock of RONE provided to Shareholders shall be immediately vested and have all rights upon its release to the Shareholders.  The Escrow Common will be distributed to the Shareholders upon the achievement of certain goals and in accordance with the terms of this Agreement in Schedule 1.1.

                    1.1.1    The Escrow Common shall be held by Dieterich & Associates in trust to secure the completion of the milestones set forth in Schedule 1.1. The Shareholders shall not be entitled to vote the Escrow Common and shall not receive cash dividends with respect to such shares until they are released to the Shareholders.

                    1.1.2    Current shareholders of RONE will own approximately 14,000,000 shares of common stock on a fully diluted basis at the closing date, after giving pro forma effect to conversion of existing Series B preferred shares into common stock and exercises of all outstanding options, warrants or other rights to acquire securities but without giving effect to any other acquisition transaction for which discussions are under way or for any private placement of shares currently being contemplated by RONE, identified more fully in Schedule 3.10.

                    1.1.3    RONE shall provide a $2,000,000 qualified floor provision for the completed vesting of all shares issued to Shareholders as described in Schedule 1.1.2.

        1.2    Restricted Securities. The Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Common Stock will have a legend thereon in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF O2 AND SHAREHOLDERS

        O2 and Shareholders

hereby represent and warrant as follows:

        2.1    Organization and Good Standing.  O2 is an entity, duly organized, validly existing and in good standing under the laws of the Wyoming. The Company has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

        2.2    Corporate Authority.   O2 has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by O2 and Shareholders, and the consummation of the transaction contemplated hereby, do not violate any State, Governmental or corporate restrictions governing these transactions. The execution and performance of this Agreement, ultimately effecting a change in control of O2, will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which O2 and/or its Shareholders are a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to O2, its Shareholders or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the laws of the State of Wyoming.

        2.3    Capitalization and the O2 Shares.  The Shareholders are the owners of record and beneficially of all of the issued and outstanding shares and equity interests of O2. The total authorized capital of O2 consists of 1,000 shares of common stock, of which 1,000 are issued and outstanding, and no shares of preferred stock, of which none is issued and outstanding. There are no options, warrants, or other rights to equity interests outstanding. Except as set forth on Schedule 2.3, the Shareholders represent and warrant that they own all equity interests free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

        2.4    Receipt of Corporate Information; Independent Investigation; Access. RONE files all financial and corporate data with the SEC. This information is available to the Shareholders via the EDGAR website. All publicly available documents, records and books pertaining to RONE and the Common Shares have been delivered or otherwise been made available to Shareholders. All of the Shareholders’ questions and requests for information have been answered to the Shareholders’ satisfaction. Shareholders acknowledge that they, in making the decision to exchange the all of their interests in O2 for Common Shares, have relied upon independent investigations made by them or their representatives, if any, and they have been given access to and the opportunity to examine all material contracts and documents relating to this Agreement and an opportunity to ask questions of, and to receive information from, RONE or any person acting on its behalf concerning the terms and conditions of this Agreement. Each Shareholders’ advisor, if any, has been furnished with access to all publicly available materials relating to the business, finances and operation of RONE and materials relating to the Common Shares which have been requested.  Shareholders and their advisors, if any, have received complete and satisfactory answers to any such inquiries.

        2.5    Financial Statements: Books and Records.  O2 and its Shareholders will provide audited financial statements of the company as of October 31, 2003 and for the year ended December 31, 2003 (the "O2 Financial Statements") to RONE by February6, 2004. These O2 Financial Statements will be attached as Schedule 2.5 and shall fairly represent the financial position of O2 at those dates and the results of their operations for the periods then ended. The O2 Financial Statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of O2 are complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

        2.6    No Material Adverse Changes.

        Except as described on Schedule 2.6, since O2’s inception, there has not been:

                    (i) any material adverse changes in the financial position or operations of O2 except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of O2.

                    (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of O2 whether or not covered by insurance;

                    (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of O2 capital stock, other than as agreed upon among the parties;

                    (iv) any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by O2 of any properties or assets; or

                    (v) adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                    (vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

                    (vii) any loan or advance made to any O2 Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                    (viii) any material increase in the annual level of compensation of any executive employee of O2;

                    (ix) any modification of any existing contract, agreement or transaction.

        2.7    Risks.  Shareholders acknowledge and understand that the Exchange involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in the Common Shares and that (i) Shareholders may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition or adverse event, Shareholders could sustain a complete loss of their entire investment. Shareholders understand and acknowledge that RONE currently has no material assets and no operating business. Shareholders further understand and acknowledge that RONE has liabilities as identified in Schedule 3.4. Shareholders are sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in RONE; have evaluated such merits and risks, including risks particular to this situation; and have determined that the Exchange is suitable for Shareholders. Shareholders have adequate financial resources and can bear a complete loss of the RONE investment.

        2.8     Investment Intent. Shareholders hereby represent that the Common Shares are being acquired for the Shareholders’ own accounts with no intention of distributing such securities to others. Shareholders have no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares. Shareholders are presently not engaged, nor do the Shareholders plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Common Shares or any interest therein.

        2.9    Compliance with Federal and State Securities Laws.  Shareholders understand that the Common Shares have not been registered under the Securities Act. Shareholders understand that the Common Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, Shareholders understand that their right to transfer the Common Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, Shareholders realize that they may not be able to sell or dispose of the Common Shares as there may be no public or other market for them. Shareholders understand that certificates evidencing the Common Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

        2.10    Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by O2 or its Shareholders for the consummation of the transactions described herein, other than as set forth on Schedule 2.10.

        2.11    No Breach.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                    (i) violate any provision of the Articles of Incorporation or the Bylaws of O2;

                    (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which O2 or Shareholders are a party or by or to which they or any of their assets or properties may be bound or subject;

                    (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, O2 or upon the properties or business of O2; or

                    (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on Shareholders or the business or operations of O2.

        2.12    Actions and Proceedings. O2 and Shareholders are not a party to any pending litigation or, to the knowledge of the Shareholders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the O2 Financial Statements and, to their best knowledge, no litigation, claims, assessments or non-governmental proceedings are threatened against O2 except as set forth on Schedule 2.12 attached hereto and made a part hereof.

        2.13    No General Solicitation. Shareholders are not purchasing (or exchanging for) the Common Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation for a subscription by a person other than a representative of RONE.

        2.14    Taxes.    The Shareholders attest to the fact that O2 has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions in the O2 Financial Statements for all taxes or assessments which would become due as of the

Closing Date, and there are no deficiency or audit notices outstanding. No extensions of time for the assessment of deficiencies for any tax period is in effect. No deficiency or audit notice is proposed or, to the knowledge of the Shareholders, after reasonable inquiry, threatened against Shareholders or O2.

        2.15    Compliance with Laws.    Except as noted in Schedule 2.15, O2 and the Shareholders have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of O2.

        2.16    Agreements.    Schedule 2.16 sets forth any contract or arrangement, including, but not limited to, purchase orders and joint venture agreements to which O2 is subject, whether written or oral.

        2.17    Brokers or Finders.    No broker's or finder's fee will be payable by Shareholders or O2 in connection with the transactions contemplated by this

Agreement, nor will any such fee be incurred as a result of any actions by Shareholders.

        2.18    Real Estate.    Except as set forth on Schedule 2.18, Shareholders represent that they own all interests in O2 and that neither they nor O2 are a party to any leasehold agreement affecting O2. All uses of the O2 facilities by Shareholders and  O2 conform in all material respects to all applicable building and zoning ordinances, laws and regulations. There are no visible or known signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within O2 facilities.

        2.19    OSHA and Environmental Compliance. O2 has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to O2 or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

        O2 has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of Releases of hazardous substances at, upon, under or within the real property owned or used by O2. There are no underground storage tanks or polycholorinated biphenyls on that real property. To the best of the Shareholders’ knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of the Shareholders’ and O2's knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by O2 excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of O2.

        2.20    Tangible Assets. O2 has full title and interest in all real estate, machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by O2, any related capitalized items or other tangible property material to the business of O2 (the "Tangible Assets"). Tangible Assets shall include all of O2 's business names, trading names, registered and unregistered trademarks, service marks and applications, including without limitation "O2" (collectively, the "Marks"). O2 holds all rights, title and interest in all the Tangible Assets owned by it and they are included in the O2 Financial Statements or acquired by it after the date of the O2 Financial Statements and itemized and set forth on Schedule 2.20, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 2.20. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of O2 and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto.

        2.21    Liabilities.  O2 did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined as Liabilities"), which are not fully, fairly and adequately reflected on the O2 Financial Statements, except for any specific Liabilities set forth on Schedule 2.21 attached hereto and made a part hereof. As of the date of closing, O2 will not have any Liabilities, other than Liabilities fully and adequately reflected on the O2 Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21.

        2.22    Operations of the Company.  From the date of the O2 Financial Statements, as described in Section 2.5 through the Closing Date, the Shareholders and O2, with respect to O2 only, have not and will not, outside of the ordinary course of business, have:

                    (i) incurred any indebtedness or borrowed money that is or will be charged against O2;

                    (ii) declared or paid any dividend or declared or made any payment or distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

                    (iii) made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

                    (iv) disposed of any assets of O2;

                    (v) materially increased the annual level of compensation of any executive employee of or consultant to O2;

                    (vi) increased, terminated, amended or otherwise modified any plan for the benefit of employees of  O2;

                    (vii) issued any equity securities or rights to acquire such equity securities; or

                    (viii) entered into or modified any contract, agreement or transaction.

        2.23    Access to Records.  The corporate financial records, minute books, and other requested or material documents and records of O2 will be made available to RONE prior to the Closing Date hereof.

        2.24    Intangible Assets. To the knowledge of O2 and the Shareholders, O2 has full title and interest in all licenses, patents or other intangible property material to the business of O2 (the "Intangible Assets"). As itemized and set forth in Schedule 2.24,  O2 holds all rights, title and interest in all the Intangible Assets owned by it, assigned to it or to O2 IP and they are included in the O2 Financial Statements or used in its operations free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

        2.25    Full Disclosure.  No representation or warranty by O2 in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by O2 pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of O2.

        2.26    No Claims Outstanding. The Shareholders and O2 represent that they are not subject to any claims, litigation, or other charges against assets that could have a material adverse affect on this transaction.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF RONE

        RONE hereby represents and warrants as follows:

        3.1    Organization and Good Standing.    RONE is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

        3.2    Corporate Authority.    RONE has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will be prior to the Closing Date, duly authorized by the Board of Directors of RONE as required by Florida law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which RONE is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to RONE or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of RONE.

        3.3    The Common Shares.  At the Closing Date, the Common Shares to be issued and delivered to Shareholders hereunder, including those to be released from escrow, will, when so issued and released, constitute valid and legally issued shares of RONE Common Shares, fully paid and nonassessable.

        3.4    Financial Statement: Books and Records.  Attached as Schedule 3.4 are the audited financial statements of RONE for the fiscal year ended December 31, 2002, and the unaudited quarterly statements for the periods ending March 31,2003, June 30, 2003 and September 30, 2003 (collectively the "RONE Financial Statements"), which are on file with the U.S. Securities and Exchange Commission. The RONE Financial Statements fairly represent the financial position of RONE as at such date and the results of their operations for the periods then ended. The RONE Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of RONE are complete and correct in all material respects.

        3.5    No Material Adverse Changes.

                Except as described on Schedule 3.5, since September 30, 2003, there has not been:

                        (i) any material adverse changes in the financial position of RONE except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of RONE.

                        (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of RONE whether or not covered by insurance;

                        (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of RONE capital stock, other than as agreed upon among the parties;

                        (iv) any sale of an asset (other than as described in the ordinary course of business) or any mortgage pledge by RONE of any properties or assets; or

                        (v) adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                        (vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

                        (vii) any loan or advance to any RONE shareholder, officer, director, employee, consultant, agent or other representative or any other loan or advance otherwise than in the ordinary course of business;

                        (viii) any material increase in the annual level of compensation of any executive employee of RONE;

                        (ix) any modification of any existing contract, agreement or transaction;

        3.6    Taxes.  RONE has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed as of December 31, 2002.

        3.7    Compliance with Laws.  Except as described on Schedule 3.7, RONE has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of RONE.

        3.8    Actions and Proceedings.  RONE is not a party to any material pending litigation or, to the knowledge of RONE, after reasonable inquiry, any governmental investigation or proceeding not reflected in the RONE Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against RONE except as set forth on Schedule 3.8 attached hereto and made a part hereof.

        3.9    Periodic Reports. RONE is a Section 12(g) reporting company and files periodic reports pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current as of the date of execution of this Agreement.

        3.10    Capitalization.  As of the Closing Date, there will be no more than the equivalent of 14,000,000 shares of RONE Common Stock (after giving pro forma effect to shares issuable upon conversion of existing Series B preferred shares into common stock subject to and conditioned upon agreement among holders of Series B preferred shares as defined in Section 4 of this Agreement) and exercises of all outstanding options, warrants or other rights to acquire securities but without giving effect to securities issuable in any other acquisition transaction for which discussions are under way or any private placement of shares currently being contemplated by RONE. (Capitalization of RONE is described more fully in Schedule 3.10). RONE has 50,000,000 shares of common stock authorized, with no par value, and 550,000 shares of preferred stock authorized, no par value. There are outstanding warrants, stock options, stock rights and other commitments as indicated in SEC filings.

        3.11    Access to Records.    The corporate financial records, minute books, and other documents and records of RONE have been made available to O2 and

Shareholders prior to the Closing Date hereof.

        3.12    No Breach.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                    (i) violate any provision of the Articles of Incorporation or By-Laws of RONE;

                    (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which RONE is a party or by or to which it or any of its assets or properties may be bound or subject;

                    (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, RONE or upon the securities, properties or business to RONE; or

                    (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of RONE.

        3.13    Brokers or Finders.    No broker's or finder's fee will be payable by RONE in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of RONE, other than a fee of up to 22,500 shares of the common stock of RONE to be delivered pro-rata to Sam Lemon, a non-affiliated party, at the time of the unrestricted delivery of the first 1,000,000 shares of Common Shares to Shareholders.

        3.14    Corporate Authority.  RONE has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and, as necessary, a majority of the shareholders of RONE. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which RONE is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to RONE or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of RONE.

        3.15    Full Disclosure. No representation or warranty by RONE in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by RONE pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of RONE.

        3.16    No Claims Outstanding. RONE represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, two officers, one consultant and three directors, all serving without pay with the exception of the consultant who has a 90-day contract which entitles him to payment of $10,000 per month for the duration of the consulting agreement. There have been no material changes in RONE’s position, and RONE has conducted no other material business, since September 30, 2003.

SECTION 4. CONDITIONS PRECEDENT

        4.1    Conditions Precedent to the Obligation of Shareholders and O2.  All obligations of Shareholders and O2 under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

                (a)    The representations and warranties by or on behalf of RONE contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                 (b)    RONE shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing Date unless O2 and the Shareholders provide waiver of such covenant, agreement or condition in writing.

                 (c)    On or before the Closing Date, the Board of Directors and shareholders having a majority of the voting interest of RONE shall have approved, as necessary in accordance with Florida law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable RONE to comply with the terms of the Agreement, to include any requisite filings with the state of Florida.

                 (d)    RONE shall have sufficient shares of RONE common stock and Common Shares authorized but unissued to complete the Exchange.

                 (e)    All instruments and documents delivered to Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for

Shareholders.

                 (f)    The holders of Series B preferred shares shall have entered into an agreement whereby the total number of shares of common stock issuable upon conversion of the Series B preferred shares shall not exceed 10,000,000 shares of common stock (the "Series B Compression Agreement").

                (g)    RONE shall have completed (or this pre-condition shall have been waived by Shareholders) an equity funding and/or cash injection via loans, for sufficient capital to execute the current business plan of RONE and O2. Additionally, RONE and O2 will mutually define and pursue, on a best efforts basis, specific periodic cash requirements and related time periods to raise them as will emerge from a mutually agreed post Closing Date business plan for the O2 subsidiary, specifically to include the potential acquisitions of Bentax of North America and/or Bentax of Switzerland. The parties currently estimate this cash requirement to be approximately $3,500,000.  RONE further acknowledges that the potential Bentax acquisitions, if accomplished, will be accomplished post Closing Date by O2, or by a new subsidiary of RONE, to be formed, under which all acquired Bentax entities and O2 will be owned and operated such that all profits of the combined O2/Bentax enterprises will be in that subsidiary.

        4.2    Conditions Precedent to the Obligations of RONE. All obligations of RONE under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

                  (a)    The representations and warranties by Shareholders and O2 contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time;

                  (b)    Shareholders shall have performed and complied with, in all material respects, all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing Date;

                  (c)    Shareholders will have delivered all required documents to RONE, which are satisfactory to RONE for purposes of determining all assets, liens, easements, claims, rights, exemptions and other encumbrances against O2 and Shareholders O2 Shares, identifying all aspects of ownership, such that RONE, following the Closing Date, can demonstrate to representatives of the Securities and Exchange Commission that RONEowns or control O2.

                  (d) The Exchange shall comprise 100% of the equity interests in O2, its subsidiaries, including O2 IP Technology, Inc., and divisions if any, all as noted in Schedule 4.2.1 attached hereto. All assets, including cash and receivables, shall have remained the assets of O2 at the Closing Date.

                  (e) On or before the Closing Date, the current holders of RONE’s Series B preferred stock shall have entered into the Series B Compression Agreement.

                  (f) On or before the Closing Date, key employees and personnel of O2', as defined by RONEin Schedule 4.2, shall enter into continuing employment, consulting and/or non-compete agreements with O2. These agreements shall be in the form and contain the terms prescribed by RONE contained in Schedule 5.4.

SECTION 5. COVENANTS

        5.1    Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the other party under this Agreement.

        5.2    Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions required as of the Closing Date, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing Date.

        5.3    Confidentiality.    In the event the transactions contemplated by this Agreement are not consummated, RONE, O2 and Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of one year from the date hereof; provided, however, such obligation shall not apply to information which:

                (i) at the time of the disclosure was public knowledge;

                (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                (iii) the receiving party had within its possession at the time of disclosure; or

                (iv) is ordered disclosed by a Court of proper jurisdiction; or

                (v) is required of or otherwise appropriate by RONE in its discretion under applicable federal and state laws or regulations or upon the advice of counsel.

        5.4    Employment and Non-Compete Agreements.  At the discretion of RONE, key employees of O2 will enter into employment and non-compete agreements containing the terms and conditions listed in Schedule 5.4.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of any party to investigate the affairs of the other parties, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other parties as are contained in this Agreement or in any document delivered to one by another or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing Date.

SECTION 7. INDEMNIFICATION

        7.1    Except as otherwise set forth within this Agreement, each party shall assume all liability and responsibility for any legal or financial transactions entered into by it before the Closing Date.

        7.2    For a period of one year from the Closing Date, Shareholders and O2 shall indemnify and hold harmless RONE, its officers, directors and principal shareholders, and RONE agrees to indemnify and hold harmless O2 and its Shareholders, against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any schedule, certificate, document, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after the Closing Date of this Agreement.

If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of any such loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

        8.1    Documents at Closing Date. At the Closing Date, which must occur on or before February 18, 2004 unless extended in writing by the parties, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                    (a)    Shareholders and O2 will deliver, or will cause to be delivered, to RONE the following:

                             (i) a certificate executed by the President and Secretary of O2 and Shareholders to the effect that all representations and warranties made by

Shareholders and O2 under this Agreement as to O2 are true and correct as of the Closing Date, the same as though originally given to RONE on said date;

                            (ii) a certificate from the relevant Wyoming authority dated at or about the Closing Date to the effect that O2 is in good standing under the laws of said jurisdiction and documentation from the relevant California authority that O2 is in good standing and qualified to do business under the laws of said jurisdiction;

    (iii) O2 shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Wyoming law, to RONE to the effect that:

                                       (a)  O2  is a corporation validly existing and in good standing under the laws of the state of Wyoming and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                                        (b)  O2 has the corporate power to carry on its business as now being conducted; and

                                        (c) This Agreement has been duly authorized, executed and delivered by O2, by its Board of Directors and all of its Shareholders, whichever is necessary to comply with the laws of its jurisdiction of domicile.

                                        (d) This Agreement is valid and binding on the Shareholders and O2 and enforceable according to its terms.

                                        (e) O2 is 100% owned, without encumbrances, by Shareholders and all shares are validly issued, paid for and non-assessable.

                                        (f) All assets listed in Schedules 2.20 and 2.24 are 100% owned by or assigned to O2 free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

                                                (iv) all other items, the delivery of which is a condition precedent to the obligations of RONE, as set forth in Section 4, including, without limitation, the Series B Compression Agreement.

                (b)    RONE will deliver or cause to be delivered to Shareholders and O2:

                            (i) a certificate from RONE executed by the President or Secretary of RONE, to the effect that all representations and warranties of RONE made under this Agreement are true and correct as of the Closing Date, the same as though originally given to Shareholders on said date;

                            (ii) copies of resolutions by RONE Board of Directors authorizing this transaction;

                            (iii) certificates from Florida dated at or about the Closing Date that RONE is in good standing under the laws of said jurisdiction;

                            (iv) an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Florida law, dated as of the Closing Date to the effect that:

                                    (a) RONE is a corporation validly existing and in good standing under the laws of Florida;

                                    (b) This Agreement has been duly authorized executed and delivered by RONE and is a valid and binding obligation of RONE enforceable in accordance with its terms;

                                    (c) RONE, through its Board of Directors and its shareholders as necessary, has taken all corporate action necessary for performance under this Agreement;

                                    (d) The documents executed and delivered to Shareholders and O2 hereunder are valid and binding on RONE in accordance with their terms;

                                    (e) The shares of RONE Common Shares to be issued pursuant to Section 1.1 hereof, when issued and released in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable; and

                                    (f) RONE has the corporate power to execute the Agreement, deliver the Common Shares and perform under this Agreement.

                            (v) all other items, the delivery of which is a condition precedent to the obligations of Shareholders, and O2 as set forth in Section 4 hereof.

        8.2    The Closing.  The closing shall take place at the time or place as shall be designated by the Board of Directors of RONE after all pre-conditions have been met (the "Closing Date.") At the Closing Date, the parties shall provide each other with such additional documents as may be necessary or appropriate.

SECTION 9. TERMINATION

        9.1    Termination.  The failure of any party, after making a good faith attempt and using best efforts, to satisfy any one of the conditions precedent listed in Section 4 of this Agreement, unless such condition is waived in writing by the other parties, shall cause this Agreement to terminate and become null and void without liability being imposed on any of the parties, except as otherwise noted in this Agreement.

SECTION 10. MISCELLANEOUS

        10. 1    Waivers.    The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

        10.2     Amendment.    This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

        10.3    Assignment.    This Agreement is not assignable except by operation of law.

        10.4    Notice.    Until otherwise specified in writing, the mailing addresses and fax numbers of the parties to this Agreement shall be as follows:

            To:     RONE:

                                Malcolm R. Currie, Ph.D., CEO

                                Regal One Corporation

                                11300 West Olympic Blvd., Suite 800

                                Los Angeles, California 90064

                                Fax: (818) 707-6409

            with copy to:

                                Christopher Dieterich

                                Dieterich & Associates

                                11300 West Olympic Boulevard, Suite 800

                                Los Angeles, California 90064

                                Fax: (310) 312-6680

            To:    Shareholders and O2:

                                Ronald W. Hofer, President

                                O2 Technology, Inc.

                                4301 Colony plaza

                                Newport Beach, CA 92660

                                Fax:  (949) 706-4547

            with copy to:

                                Mark Marsing

                                Law Office of Mark A. Marsing

                                146 Avenida Presidio

                                San Clemente, CA 92672

                                Fax: (949) 481-5860

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addresser.

        10.5    Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of California, where RONE and O2 currently have their headquarters, thereby precluding any choice of law rules that may direct the application of the laws of anyother jurisdiction. Any legal actions arising out of the terms of Agreement shall be brought in Los Angeles County, California.

        10.6    Publicity.    No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other parties except as may be appropriate at the sole discretion of counsel to RONE for the purposes of meeting RONE's disclosure obligations under federal and state securities laws.

        10.7     Entire Agreement.  This Agreement (including the Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and issuance of the Common Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

        10.8    Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this

Agreement.

        10.9    Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

        10.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall be considered but one and the same document.

        10.11    Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

        10.12    Tax Treatment.  RONE, O2 and the Shareholders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the IRS Code

        10.13     Expenses. Shareholders shall be responsible for payment of all expenses preceding the Closing Date with respect to the actual property transfer transaction, all appraisals and audits of O2 and any other expense attributable to this transaction, other than normal legal, accounting and government reporting obligations normal to RONE that occur during the pendency of this transaction. RONE will submit to Shareholders, accompanied by a verification of any expenses spent in furtherance of this transaction, requests for reimbursement. Shareholders must pay all reimbursable expenses within 30 days of receipt of such request.

        10.14     Board. At Closing Date, Ron Hofer will be appointed to the Board of Directors of RONE and Hofer will accept this appointment.

SIGNATURES BEGIN ON NEXT PAGE

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                                                                                                 Regal One Corporation

                                                                                                                                 a Florida corporation

                                                                                                                                  By: /s/ Malcolm R. Currie

                                                                                                                                  Malcolm R. Currie,

                                                                                                                                  Chief  Executive Officer

                                                                                                                                                                             O2 Technology, Inc.,

                                                                                                                                  a Wyoming Corporation

                                                                                                                                  By: /s/ Ronald W. Hofer

                                                                                                                                  Ronald W. Hofer, President

Shareholders:

/s/ Ronald W. Hofer

Ronald W. Hofer (334 Shares)

C/o O2 Technology, Inc.

4301 Colony plaza

Newport Beach, CA 92660

/s/ Allen Richard Smith

Allen Richard Smith (333 Shares)

C/o O2 Technology, Inc.

4301 Colony plaza

Newport Beach, CA 92660

/s/ Douglas Burke

Douglas Burke, (333 Shares)

C/o O2 Technology, Inc.

4301 Colony plaza

Newport Beach, CA 92660

SCHEDULES

List of O2 and Shareholders’ Schedules:

1.1        Milestones governing release of Escrow Common to Shareholders

1.1.2     Floor provisions for Common Share value

2.3        Exceptions to free and clear ownership of the O2 Shares

2.5        Audited O2  Financial Statements

2.6        Material adverse changes of O2

2.10      Shareholders consents and other required approvals

NOTE: On the date that the Agreement is closed, RONE shall assist O2 in entering into definitive employment or consulting agreements with key O2 employees or affiliates, including Ronald W. Hofer, Allen Richard Smith and Douglas Burke upon terms and conditions that are mutually satisfactory. Upon the closing of this transaction, Ronald W. Hofer shall receive an employment contract, which shall be approved by RONE.  RONE shall identify other key management individuals who, based on their relationship to or involvement in O2, may also be asked by RONE to enter into employment and/or consulting agreements. These parties shall also execute agreements that shall include non-competition, non-solicitation and non-disclosure provisions that are satisfactory to RONE.

2.12    Description of actions and proceedings brought by or against O2

2.15    O2 Compliance with laws

2.16    Significant contracts or agreements affecting O2

2.18    List of real estate owned by O2 or leases entered into by O2

2.20    List of all Tangible Assets of O2 including the Marks

2.21    Liabilities of O2

2.24    List of all Intangible Assets of O2

4.2.1    List of O2 subsidiaries and divisions

O2 and Shareholders’ Schedules:

Schedule 1.1 Milestones governing release of Escrow Common shares to Shareholders

The second 500,000 shares, held in escrow from the Closing Date of this agreement, will be delivered to the O2 Shareholders out of escrow upon either the completion of an acquisition agreement with Globex, or June 1, 2004, whichever occurs first.

Schedule 1.1.2 Floor provisions for Common Share value

The initial 1,000,000 shares to be issued to O2 Shareholders will be guaranteed by RONE to have a market value of at least $2.00 per share, as measured by the 10-day average trading price of the stock at a date that is one year from the Closing Date of this agreement. At that time, should the value of the shares be less than $2.00 per share, additional shares will be issued, utilizing the 10-day average trading price prior to the measurement date, such that the aggregate value of newly-issued shares plus the 1,000,000 original shares will be $2,000,000.

Schedule 2.3 Exceptions to free and clear ownership of the O2 Shares

There are no exceptions to the free and clear ownership of the O2 Shares.

Schedule 2.5 Audited O2 Financial Statements

As of the Closing Date, O2 has delivered to RONE audited O2 financial statements dated as of October 31, 2003, and will deliver audited O2financial statements dated as of December 31, 2003 to RONE by February 6, 2004. O2 warrants that there have been no significant adverse changes in its financial position or results of operations since October 31, 2003.

Schedule 2.6 Material Adverse Changes of O2

There are no Material Adverse Changes.

Schedule 2.10 O2 Shareholders consents and other required approvals

There are no Shareholders consents and other required approvals.

Schedule 2.12 Description of actions and proceedings brought by or against O2

There are no actions and proceedings brought by or against O2. There is, however, an action currently existing against RONE where ECO AIR Technologies is the Plaintiff, in which O2 Technologies, LLC, apparently a non-existent entity, is a Defendant, along with Ron Hofer, Alan Smith and Douglas Burke. There are no other claims against the O2 Shares or the Shareholders that would affect their ownership of the O2 Shares.

Schedule 2.15 O2 compliance with laws

With the possible exception of certificates of good standing in California for O2 and O2 IP Technology, inc., waived by rone, there are no exceptions to O2 compliance with laws.

Schedule 2.16 Significant contracts or agreements affecting O2

There are no significant contracts or agreements affecting O2 except agreements currently under negotiations with Bentax of North America, Bentax of Switzerland, Airworks, Inc., and Globex/Raven Group Construction. RONE has agreed to potentially commit up to 50,000 shares of its common stock to a joint venture that would include O2/RONE, Globex and Raven Group Construction. O2 agreed to enter into that joint venture and will prepare a draft agreement for the joint venture and will submit it for review by RONE by February 11, 2004.

Schedule 2.18 List of real estate owned by O2 or leases entered into by O2

There is no Real Estate owned by O2 or leases entered into by O2 except for a verbal, month-to-month lease with Ron Hofer for lab facilities located at 34241 Pacific Coast Highway Dana Point.

Schedule 2.20 List of all Tangible Assets of O2 including the Marks

There are no Tangible Assets of O2 other than those Tangible Asset s set forth in the O2 Financial Statements attached to this Agreement as Schedule 2.5, to include all lab equipment and other assets acquired from or through the Shareholders and others. O2 has no title to its business names, trading names, registered and unregistered trademarks, service marks or applications for any such, including "O2". O2 IP Technology, Inc. is the only wholly owned subsidiary of O2 and is included as an asset.

Schedule 2.21 Liabilities of O2

There are no Liabilities of O2 other than those Liabilities set forth in the O2 financial statements as of October 31, 2003, attached to this Agreement as part of Schedule 2.5, except $75,000 in Note indebtedness to RONE and unbilled and/or contingent liabilities as may be owed to Shareholders, attorney Marsing, auditors HBLA, consultant Menn, and Bentax North America. The O2 financial statements as of December 31, 2003 will include, as appropriate, these additional Liabilities and will be attached to this Agreement to complete Schedule 2.5.

Schedule 2.24 List of all Intangible Assets of O2

There are no Intangible Assets of O2 other than those Intangible Assets set forth in the O2 Financial Statements attached to this Agreement as Schedule 2.5, to include seven provisional patents, methods and new uses for the existing "piezo apparatus", techniques for styrene removal, improvements to Bentax tube technology and all other potential air remediation products / innovations / marketing rights acquired by O2 from or through the Shareholders.

Schedule 4.2.1 List of O2 subsidiaries and divisions

O2 IP Technology, Inc. is the only subsidiary of O2 and there are no divisions.

RONE Schedules:

Schedule 3.4 RONE Financial Statements

See SEC filings.

Schedule 3.5 List of material adverse changes to RONE

There are no Material Adverse Changes.

Schedule 3.7 RONE compliance with laws

With the possible exception of a certificate of good standing in California, waived by O2, there are no exceptions to RONE compliance with laws.

Schedule 3.8 Description of actions and proceedings brought by or against RONE

The only action currently existing against RONE is the ECO Air Technologies Case, in which O2 is also a party, along with Ron Hofer, Alan Smith and Douglas Burke.

Schedule 3.10 Details of capitalization of RONE

See SEC filings.

Schedule 4.2 RONE list of key employees of O2

By February 11, 2004, RONE will provide this list.

Schedule 5.4 Terms and form of O2 employment and non-compete agreements

By February 11, 2004, RONE will provide these agreements.